UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2008

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2008, the Compensation Committee ("Committee") of the Board of Directors ("Board") of IXYS Corporation ("IXYS") made certain determinations regarding the fiscal 2009 performance bonus program for Dr. Nathan Zommer, the Chief Executive Officer of IXYS, and Mr. Uzi Sasson, the Chief Operating Officer and Chief Financial Officer of IXYS. The Committee decided that the performance bonus program would consist of three different potential bonus levels for each of the executives. For Dr. Zommer, the levels are as follows: threshold, $55,000; target, $550,000; and maximum, $1,100,000. For Mr. Sasson, the levels are as follows: threshold, $25,000; target, $250,000; and maximum, $500,000. A single set of objectives was approved for both executives. The fiscal 2009 objectives are as follows:

1. Net revenues;
2. Gross margin;
3. Cash flow from operations;
4. Return on assets; and
5. Overall performance.

Weights are accorded each objective. The first four objectives will be quantitative in nature and the fifth objective will involve a qualitative assessment. Each of the quantitative objectives will consist of three numbers, with a number corresponding to each of the concepts of threshold, target and maximum. In each case, the Committee intends to evaluate performance results without giving effect to the impact of any acquisition or divestiture during the fiscal year.

In setting the bonus levels, objectives and weights, the Committee approved the following language:

"The bonus levels and objectives, along with the weights accorded the objectives, represent guidelines for the Committee to use in evaluating the bonus to be paid to the executive and for the executive to use in understanding the goals of the Compensation Committee for performance. As guidelines, the bonus levels, objectives and weights are not determinative in and of themselves of the amount of the bonus. The amount of the bonus will be determined by the Committee in light of its evaluation of the executive’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider factors not set forth below in ultimately determining the amount of the bonus. Thus, the amount of the bonus to be paid is in the discretion of the Committee, to be determined after completion of the fiscal year."

On July 15, 2008, the Committee awarded Peter Ingram, the President of European Operations, a bonus of $20,000, at the recommendation of Dr. Zommer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

July 21, 2008	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: Chief Operating Officer and Chief Financial Officer